CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the “Agreement”) is made and entered into effective as of August 23, 2017, by and between Blink Charging Co. (f/k/a Car Charging Group, Inc.), a Nevada corporation (the “Company”) and Michael Farkas, the Executive Chairman of the Company.

WHEREAS, the Company is currently in the process of pursuing: (i) a public offering of its securities; and (ii) the listing of its shares of common stock on the Nasdaq Capital Market or other national securities exchange (collectively, the “Offering”);

WHEREAS, Joseph Gunnar & Co (the “Underwriter”) is leading the Offering;

WHEREAS, pursuant to that certain Third Amendment to Executive Employment Agreement between the Company and Mr. Farkas, dated June 15, 2017 (the “Third Amendment”), the Company owes to Mr. Farkas, as of August 23, 2017, the amounts listed on Schedule A for pre-June 2017 compensation;

WHEREAS, pursuant to the Third Amendment, the Company owes Mr. Farkas, as of August 23, 2017, the amounts listed on Schedule B for post-June 2017 compensation;

WHEREAS, as disclosed in the Third Amendment, the Company owes Mr. Farkas, the amount listed on Schedule C for the period of July 2015 through November 2015;

WHEREAS, Mr. Farkas is the sole owner of an entity called The Farkas Group Inc. (“FGI”) and FGI has lent money to the Company. The Company owes FGI, as of August 23, 2017, the amount listed on Schedule D;

WHEREAS, the total debt owed to Mr. Farkas and FGI is $1,710,601 (the “Total Liability”);

WHEREAS, in connection with the Offering, the Underwriter has asked the Company and Mr. Farkas to convert the Total Liability into securities of the Company;

WHEREAS, Mr. Farkas has agreed to convert, pursuant to previous agreements, the amount of the Total Liability listed on Schedule E ($690,000) into securities of the Company; and

WHEREAS, Mr. Farkas has agreed to convert, pursuant to this Agreement, the amount of the Total Liability listed on Schedule F (the “Debt”) ($315,000) into securities of the Company.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Conversion of the Debt. The Company and Mr. Farkas hereby agree that upon the closing of the Offering, the Debt shall be converted into that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), determined by the following formula: the Debt amount (i) multiplied by a factor of 115 and then (ii) divided by 80% of the per share price of Common Stock or the per unit price of the units sold in the Offering (the “Automatic Conversion”). Upon the triggering of the Automatic Conversion, the Company shall send Mr. Farkas prompt written notice (the “Automatic Conversion Notice”) specifying the conversion price and date upon which such conversion was effective (the “Effective Date”) and the number of restricted shares of Common Stock to be issued to Mr. Farkas upon conversion. The conversion price shall be specified in the Automatic Conversion Notice.

2.	Modification of Terms. If, and whenever, prior to the Effective Date, the Company, pursuant to a conversion agreement (whether entered into prior to, on, or after August 23, 2017) for any securities of the Company including, but not limited to, a warrant, option, a convertible note, or convertible preferred stock, is notified of and implements a conversion that is or will be more favorable to the holder of such securities than the terms of conversion for Mr. Farkas in Section 1 of the Agreement, then (i) the Company shall provide notice thereof to Mr. Farkas following the occurrence thereof and (ii) the terms of conversion in Section 1 shall be, without any further action by Mr. Farkas or the Company, automatically amended and modified in an economically and legally equivalent manner such that Mr. Farkas shall receive the benefit of the more favorable terms set forth in any such conversion agreement.

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3.	Expiration of this Agreement. If the Offering does not close by 5:00 PM Eastern Standard Time on December 29, 2017, this Agreement shall expire and the Company shall again owe the Debt, without any interest, to Mr. Farkas.

4.	Conflicts. In the event that there is a conflict between the provisions of this Agreement and the Third Amendment, the terms stated herein shall prevail.

5.	Counterparts. This Agreement may be executed in any number of counterparts, including facsimile and scanned versions, each of which when so executed shall be deemed an original and all of which shall constitute together one and the same instrument, and shall be effective upon execution by all of the parties.

IN WITNESS WHEREOF, the parties have executed this Conversion Agreement.

BLINK CHARGING CO.		MICHAEL FARKAS

By:
Michael J. Calise, Chief Executive Officer

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Schedule A – Third Amendment Pre-June 2017 Compensation

Type	Amount

Accrued Monthly Cash Compensation	$270,000
Accrued Monthly Stock Compensation	$270,000
Accrued Commissions on Hardware Sales	$256,500
Accrued Commissions on Revenue from Charging Stations	$118,500

Total	$915,000

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Schedule B – Third Amendment Post-June 2017 Compensation

Type	Amount

Salary Cash Compensation for June through August 2017	$45,000
Stock Cash Compensation for June through August 2017	$45,000

Total	$90,000

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Schedule C – July 2015 through November 2015 Compensation

Type	Amount

July 2015 through November 2015 Cash Compensation	$80,000

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Schedule D – FGI Promissory Notes

Type	Amount

June 29, 2016	$95,000 (Principal) + $17,147.50 (Interest) = $112,147.50
July 27, 2016	$200,000 (Principal) + $33,336.99 (Interest) = $233,336.99
August 15, 2016	$100,000 (Principal) + $15,731.51 (Interest) = $115,731.51
September 1, 2016	$15,000 (Principal) + $2,233.97 (Interest) = $17,233.97
September 9, 2016	$35,000 (Principal) + $5,074.52 (Interest) = $40,074.52
September 16, 2016	$50,000 (Principal) + $7,076.71 (Interest) = $57,076.71
June 15, 2017	$50,000 (Principal) + $205.48 (Interest) = $50,205.48

Total	$625,601

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Schedule E – Amounts Being Converted Pursuant to Previous Agreement

Type	Amount

Accrued Monthly Stock Compensation	$270,000
Accrued Commissions on Hardware Sales	$256,500
Accrued Commissions on Revenue from Charging Stations	$118,500
Stock Cash Compensation for June through August 2017	$45,000

Total	$690,000

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Schedule F – Amounts Being Converted Pursuant to this Agreement

Type	Amount

Accrued Monthly Cash Compensation	$270,000
Salary Cash Compensation for June through August 2017	$45,000

Total	$315,000

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